______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               SEPTEMBER 13, 1996

                              SPECTRAVISION, INC.



        DELAWARE                     1-9724               75-2182004
(STATE OF ORGANIZATION)      (COMMISSION FILE NO.)      (IRS EMPLOYER
                                                      IDENTIFICATION NO.)


                 1501 NORTH PLANO ROAD, RICHARDSON, TEXAS 75081
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (972) 301-9052

______________________________________________________________________________

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.
          ---------------------------

          On September 13, 1996, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order confirming the Debtors' First Amended Joint Plan of Reorganization (the "Plan") in the Chapter 11 bankruptcy cases of SpectraVision, Inc. and certain of its subsidiaries.

          The Plan contemplates the acquisition of substantially all of the assets of SpectraVision, Inc. ("SpectraVision" or the "registrant") and the other Debtors (as defined in the Plan), including certain subsidiaries that are not debtors, by On Command Corporation ("OCC"), a corporation formed by Ascent Entertainment Group, Inc. for the purpose of acquiring both the assets of the Debtors and the assets of On Command Video Corporation ("OCV"). The Acquisition Agreement provides for a series of transactions by the Debtors that will result in SpectraVision's wholly-owned and principal operating subsidiary, Spectradyne, Inc. ("Spectradyne"), owning all of the assets that OCC or its subsidiary wishes to acquire from the Debtors or their subsidiaries. Assets that OCC does not want to acquire will be transferred to SPI Newco, Inc. ("SPI Newco"), a wholly-owned subsidiary of SpectraVision, and all of the Debtors, other than Spectradyne, will be merged into SPI Newco. OCC will purchase the stock of Spectradyne free and clear of all liens and claims in exchange for up to 27.5% of OCC's outstanding Common Stock (the "Debtors' OCC Shares"), together with warrants to purchase an additional 7% of Common Stock of OCC (the "Debtors' OCC Warrants") on a fully diluted basis. The owners of OCV or their designees will receive 72.5% of OCC's outstanding Common Stock and warrants to purchase an additional 13% of OCC's Common Stock, on a fully diluted basis. In connection with the purchase, OCC will assume certain liabilities of the Debtors under contracts that have been or will be assumed post-petition, including amounts owing under the Debtors' $40 million debtor-in-possession facility. The Plan provides that administrative and priority claims will be paid in full in cash. Claims of unsecured creditors of Spectradyne International, Inc. will also be paid in cash. All other unsecured creditors will receive their pro rata share of the Debtors' OCC Shares and the Debtors' OCC Warrants. Following the consummation of the sale to OCC, a Plan Administrator will serve as the sole director and chief officer of SPI Newco and will resolve all disputed and undetermined claims against the Debtors, pursue claims of the Debtors, make distributions in accordance with the Plan, and oversee the winding up of the Debtors' financial affairs.

          The Plan provides for the cancellation, on the effective date of the Plan, of all of the issued and outstanding shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), and Class B Common Stock, par value $0.001 per share ("Class B Common Stock"). Following such cancellation, the registrant will have 6,000,000 authorized shares of Class A Common Stock and 144,000,000 authorized shares of Class B Common Stock, none of which will be issued and outstanding. No distribution will be made under the Plan to holders of Common Stock. The Plan further requires the registrant, as soon as practicable after the effective date of the Plan, to make the appropriate filing to deregister the shares of Class B Common Stock under the Securities Exchange Act of 1934, as amended.

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

          Information with respect to the assets and liabilities of the registrant as of June 30, 1996, is set forth in the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which is specifically incorporated into this Form 8-K by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

*  2.1  Debtors' First Amended Joint Plan of Reorganization.

**99.1 Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which exhibit is incorporated herein by reference.

________________

* Filed herewith.
**Previously filed.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 SPECTRAVISION, INC.


September 25, 1996               By: /s/ Scott Smith
                                     -------------------------------
                                     Scott Smith
                                     Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit    Description                                          Page
- -------    -----------                                          ----
*  2.1    Debtors' First Amended Joint Plan of
          Reorganization

**99.1 Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which exhibit is incorporated herein by reference.

- ----------------

* Filed herewith.
**Previously filed.

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